UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2012

LoopNet, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52026	77-0463987
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street, Suite 4000, San Francisco, CA 94107		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 243-4200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 30, 2012, LoopNet, Inc., (the “Company”), completed its merger (the “Merger”) with Lonestar Acquisition Sub, Inc. (“Merger Subsidiary”), a wholly-owned subsidiary of CoStar Group, Inc. (“CoStar”), pursuant to an Agreement and Plan of Merger dated April 27, 2011, as amended May 20, 2011 (the “Merger Agreement) among CoStar, Merger Subsidiary and the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of CoStar.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2012 the Company notified the NASDAQ Stock Market (“NASDAQ”) of the effectiveness of the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock (other than any shares owned by the Company, CoStar or their wholly-owned subsidiaries) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive a unit consisting of (i) $16.50 in cash, without interest (the “Cash Consideration”), and (ii) 0.03702 shares of CoStar common stock (the “Common Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”). The Company requested that NASDAQ suspend trading of the Company’s common stock prior to the open of trading on May 1, 2012 and file with the Securities and Exchange Commission an application on Form 25 to report that the shares of the Company’s common stock will be delisted from NASDAQ.

Item 3.03    Material Modifications to Rights of Security Holders.

On April 30, 2012, pursuant to the terms of the Merger Agreement, at the time of the Merger, each share of the Company’s common stock (other than any shares owned by the Company, CoStar or their wholly-owned subsidiaries) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration. Each share of the Company’s Series A Preferred Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive a unit consisting of (i) 148.80952 multiplied by the Cash Consideration and (ii) 148.80952 multiplied by the Common Stock Consideration.

On April 30, 2012, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding Company equity award (including stock options and restricted stock units), whether vested or unvested, was cancelled in exchange for cash and/or shares of CoStar common stock (depending on the type of award and the exercise price of the award, if any) based on the Merger Consideration less, in the case of a stock option, the per share exercise price.

The description herein of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2011 and Amendment No. 1 to the Merger Agreement, which was attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011, both of which are incorporated herein by reference.

Upon the effective time of the Merger, holders of the Company’s common stock and preferred stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration described above).

Item 5.01    Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of CoStar. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All members of the Company’s board of directors resigned effective as of the effective time of the Merger.  Pursuant to the Merger Agreement, at the effective time of the Merger, the directors of Merger Subsidiary became the directors of the Company.

Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety. The Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, in connection with the Merger, the Company’s By-laws were amended and restated.  The Amended and Restated By-laws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

       (d)                       Exhibits.

Exhibit
Number	Description

(2.1)
Agreement and Plan of Merger, dated as of April 27, 2011 by and among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc. (Incorporated by reference to Exhibit 2.1 of LoopNet, Inc.’s Current Report on Form 8-K, filed on April 28, 2011.)

(2.2)
Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 20, 2011, among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on May 23, 2011.)

(3.1)	Restated Certificate of Incorporation of LoopNet, Inc.

(3.2)	Amended and Restated By-laws of LoopNet, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOOPNET, INC.
(Registrant)

Date: April 30, 2012	By:	/s/Brian J. Radecki
Name: Brian J. Radecki Title: Executive Vice President

Exhibit Index

Exhibit
Number	Description

(2.1)
Agreement and Plan of Merger, dated as of April 27, 2011 by and among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc. (Incorporated by reference to Exhibit 2.1 of LoopNet, Inc.’s Current Report on Form 8-K, filed on April 28, 2011.)

(2.2)
Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 20, 2011, among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on May 23, 2011.)

(3.1)	Restated Certificate of Incorporation of LoopNet, Inc.

(3.2)	Amended and Restated By-laws of LoopNet, Inc.